UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Chief Executive Officer Resigns.

On August 24, 2009, Jerry L. Calvert resigned from his position as President, Chief Executive Officer and Director of First National Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, First National Bank of the South (the “Bank”), effective immediately.  Mr. Calvert will continue to serve the Bank as a non-executive officer.  Mr. Calvert's employment agreement was terminated in conjunction with his resignation.  The agreement was dated December 31, 2008, and filed on May 1, 2009 with the SEC as Exhibit 10.1 to the Company’s Annual Report on Form 10-K.  The resignation was effective upon receipt by the Company.   Mr. Calvert’s decision to resign from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(c) (e) Bank appoints New Chief Executive Officer.

On August 25, 2009, the Bank announced the appointment of J. Barry Mason, 49, as President and Chief Executive Officer of the Bank.  A copy of the press release is attached as Exhibit 99.1 to this report, and incorporated herein by reference to this Form 8-K.

Prior to joining the Bank, Mr. Mason served most recently as Executive Vice President and Chief Lending Officer of Arthur State Bank. Prior to joining Arthur State Bank, Mr. Mason was associated with American Federal Bank, where he was Vice President/Northern Group Commercial Loan Manager.

The Bank entered into an Employment Agreement with Mr. Mason, dated August 25, 2009.  The Employment Agreement provides for a three year term to expire August 25, 2012 and an initial annual base salary at a rate of $275,000 per year.  Under the Employment Agreement, Mr. Mason will receive a signing bonus of $550,000 and be eligible to receive a lump sum bonus of $200,000 upon the successful completion of the Bank's capital restoration plan.  In lieu of an additional cash bonus, at Mr. Mason's request he will also be issued 250,000 shares of the Company's common stock, subject to certain vesting requirements.  Mr. Mason will also be eligible to receive an annual cash bonus of up to 50% of his base salary based on the accomplishment of performance goals established in advance each year by the board of directors.  Mr. Mason will also receive an option to purchase 1,000,000 shares of the Company's common stock.   Mr. Mason will also be eligible to participate in the Company's long-term equity incentive programs and be eligible for additional grants of stock options, restricted stock, and other awards under the Company's 2000 Stock Incentive Plan, 2008 Restricted Stock Plan, or under any similar plan adopted by the Company.  Additionally, Mr. Mason will also receive such employee benefits which are typically provided to the bank's executive officers, including a life insurance policy, an automobile and club dues.

During the term of the Employment Agreement, the Bank has agreed to cause Mr. Mason to be elected to the Board of Directors of the Bank in connection with the election of directors wherein his term of office otherwise would expire.

The Employment Agreement will be terminated upon the death of Mr. Mason.  In this event, the Bank shall pay Mr. Mason's estate any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred in accordance with the Bank’s normal payroll practices, which shall mean no less frequently than monthly. The Bank shall also pay Mr. Mason's estate any bonus earned or accrued through the date of death (including any amounts awarded for previous years but which were not yet vested).

The Employment Agreement may also be terminated by the Bank upon the Disability of Mr. Mason for a period of 180 days, as defined in the Employment Agreement.  During the period of any Disability leading up to Mr. Mason’s Termination of Employment under this provision, the Bank shall continue to pay Mr. Mason his full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus) in accordance with the Bank's normal payroll schedule until Mr. Mason becomes eligible for benefits under any long-term disability plan or insurance program maintained by the Bank, provided that the amount of any such payments to Mr. Mason shall be reduced by the sum of the amounts, if any, payable to Mr. Mason for the same period under any other disability benefit or pension plan covering Mr. Mason.  Furthermore, the Bank shall pay Mr. Mason any bonus earned or accrued through the date of Disability (including any amounts awarded for previous years but which were not yet vested).  Nothing herein shall prohibit the Bank or Company from hiring an acting chief executive officer or president prior to the expiration of this 180-day period.

The Bank may terminate Mr. Mason's employment upon delivery of a Notice of Termination to Mr. Mason at least 30 days prior to Mr. Mason’s date of termination. Mr. Mason may also terminate his employment at any time by delivering a Notice of Termination at least 30 days prior to Mr. Mason’s date of termination.  If Mr. Mason's employment is terminated under either provision, Mr. Mason shall receive only any sums due him as base salary and/or reimbursement of expenses through the date of termination, which shall be paid in accordance with the Bank’s normal payroll practices, which shall mean no less frequently than monthly.

In the event that Mr. Mason's employment is terminated for any reason prior to a Change in Control, the Company shall have the right of first refusal during the twelve-month period following the date of termination to repurchase any or all shares of common stock then held by Mr. Mason. The Company may assign this right to one or more other persons. Mr. Mason agrees not to sell or convey his shares or any portion thereof without notice to the Company of his intention to do so.

Subject to the right of Mr. Mason to resign at any time upon 30 days prior notice, the Employment Agreement provides that it shall be extended for an additional year unless written notice that such term will not be extended is provided to the other party by Mr. Mason or the Bank at least six months prior to the end of the term.

The Employment Agreement contains provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits	Description
The following exhibit is filed as part of this report:

Exhibit
Number	Description

99.1	Press Release issued August 25, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: August 28, 2009	By: Name: Title:	/s/ Kitty B. Payne Kitty B. Payne EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued August 25, 2009.